                                                                    EXHIBIT 99.5

                        LETTER TO REGISTERED HOLDERS AND
                      DEPOSITORY TRUST COMPANY PARTICIPANTS

                            TRINITY INDUSTRIES, INC.

                 OFFER TO EXCHANGE 6-1/2% SENIOR NOTES DUE 2014
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                FOR ALL OUTSTANDING 6-1/2% SENIOR NOTES DUE 2014
              ($300,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

To Registered Holders and Depository Trust Company Participants:

    We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Trinity Industries, Inc. (the "Company") to exchange up to $300,000,000 aggregate principal amount of its 6-1/2% Senior Notes due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for $300,000,000 aggregate principal amount of its outstanding 6-1/2% Senior Notes due 2014 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated __________, 2004 and the related Letter of Transmittal.

    Enclosed herewith are copies of the following documents:

        1. Prospectus dated _________, 2004;

        2. Letter of Transmittal;

        3. Notice of Guaranteed Delivery;

        4. Instructions from Beneficial Owner to Registered Holders and Depository Trust Company Participants; and

        5. Letter to Clients, which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON ____________, 2004 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

    The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

    Pursuant to the Letter of Transmittal, each holder of Original Notes (a "Holder") will represent to the Company that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the Holder and each person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and
(v) neither the Holder nor any person receiving any Exchange Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by beneficial owner of Original Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

    The Company will not pay any fee or commissions to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer, on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at:

                             Wells Fargo Bank, N.A.
                           Corporate Trust Operations
                               Sixth and Marquette
                                  MAC N9303-121
                              Minneapolis, MN 55479
                     Attention: Corporate Trust Operations
                          By Facsimile: (612) 667-4927
                          By Telephone: 1-800-344-5128

                                          Very truly yours,



                                          TRINITY INDUSTRIES, INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.